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                                                                    Exhibit 99.4

                              JO-ANN STORES, INC.

                               OFFER TO EXCHANGE
                    7.50% SENIOR SUBORDINATED NOTES DUE 2012
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                          FOR ANY AND ALL OUTSTANDING
                    7.50% SENIOR SUBORDINATED NOTES DUE 2012

  THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 9,
     2004, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED (THE
                              "EXPIRATION DATE").

To Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Jo-Ann Stores, Inc., an Ohio corporation (the "Company"), to exchange its 7.50% Senior Subordinated Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7.50% Senior Subordinated Notes due 2012 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Company's prospectus, dated June 9, 2004, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

     1. Prospectus dated June 9, 2004;

     2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

     3. Notice of Guaranteed Delivery; and

     4. Letter which may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date, unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that: (i) the holder and the beneficial owner is acquiring the Exchange Notes in the ordinary course of its business, (ii) neither the holder nor the beneficial owner is an "affiliate," as defined in Rule 405 under the Securities Act, (iii) neither the holder nor the beneficial owner is participating, nor intends to participate, or has any arrangement or understanding with any person to participate in, the distribution of the Exchange Notes, and (iv) the holder and the beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes or who is an affiliate must and will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale of the Exchange Notes (to the extent applicable) acquired by such person.

     If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, you will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that
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it will deliver and by delivering a prospectus meeting the requirements of the
Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

Very truly yours,

NATIONAL CITY BANK

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF JO-ANN STORES, INC. OR NATIONAL CITY BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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